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                             DEPOSITARY AGREEMENT

         DEPOSITARY AGREEMENT (this "Agreement"), dated as of September 30, 1997, among PHYSICIANS CLINICAL LABORATORY, INC. (together with its successors and assigns, the "Provider"), BIO-CYPHER FUNDING CORP., (together with its successors and assigns, the "Borrower"), DAIWA HEALTHCO-2 LLC, (together with its successors and assigns, the "Lender"), and UNION BANK OF CALIFORNIA, N.A. (the "Lockbox Bank"). Except as otherwise defined herein, capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement as hereinafter defined.

         WHEREAS, pursuant to the Healthcare Receivables Purchase and Transfer Agreement, dated as of September 30, 1997, between the Provider and the Borrower (as it may be amended, restated, modified or supplemented from time to time in accordance with its terms, the "Receivables Transfer Agreement"), the Provider has agreed to sell or contribute all of the Provider's Receivables to the Borrower.

         WHEREAS, pursuant to a certain Loan and Security Agreement, dated as of September 30, 1997, between the Borrower and the Lender (as it may be amended, restated, modified or supplemented from time to time in accordance with its terms, the "Loan Agreement"), the Borrower has agreed to assign the Borrower's Receivables as collateral to the Lender and the Lender has agreed to make Advances to the Borrower.

         WHEREAS, in connection with the performance of obligations under the Receivables Transfer Agreement and the Loan Agreement, the Provider and the Borrower desire to establish with the Lockbox Bank (i) the Lender Lockbox and the Provider Lockbox (each as defined below) (collectively, the "Lockboxes") and
(ii) the Lender Lockbox Account and the Provider Account (each as defined below) (collectively, the "Lockbox Accounts").

         WHEREAS, the Provider has delivered to all Governmental Entities that are Obligors of its Receivables, a Notice to Governmental Entities instructing that all checks and any attached EOB's from Governmental Entities on account of the Provider's Receivables be sent to the Provider Lockbox and that all wire transfers from Governmental Entities on account of the Provider's Receivables be wired directly into the Provider Lockbox Account.

         WHEREAS, the Provider has delivered a Notice to Insurers to all Insurers that are Obligors of its Receivables instructing that all checks and any attached EOB's from Insurers on account of the Provider's Receivables be sent to the Lender Lockbox, and that all wire transfers from Insurers on account of the Provider's Receivables be wired directly into the Lender Lockbox Account.

         WHEREAS, the parties hereto wish to set forth the procedures administering the Lockboxes and the Lockbox Accounts.


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         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the foregoing recitals and the mutual covenants and promises set forth herein, the parties hereto agree hereby as follows:

         1. The Lender Lockbox and the Lender Lockbox Account. (a) The Lender, the Borrower and the Provider hereby request the Lockbox Bank to open, and the Lockbox Bank hereby agrees to open, the following post-office box to function as the Lender Lockbox hereunder, under the Receivables Transfer Agreement, and under the Loan Agreement:

         Daiwa Healthco-2 LLC
         P.O. Box 45744
         San Francisco, CA   94145-0744
         (the "Lender Lockbox")

Each of the Provider, the Borrower and the Lender hereby agree, and the Lockbox Bank acknowledges, that the Lender Lockbox is being established for the sole purpose of receiving checks, other forms of Collections, and any attached EOB's from Insurers on account of Receivables. The Lender Lockbox shall be administered by the Lockbox Bank as agent for the sole benefit of the Lender. The Provider hereby agrees and confirms that it has no right or ability to direct the checks, documents, or other contents held in the Lender Lockbox or to make a claim against the Lockbox Bank or the Lender in furtherance of such other parties' rights hereunder.

         (b) The Lender hereby requests the Lockbox Bank to open, and the Lockbox Bank hereby agrees to open, account #0700489647 (as the "Lender Lockbox Account") for the purpose of (i) depositing checks received from Insurers in the Lender Lockbox, and (ii) receiving wire transfers from Insurers, each on account of the Receivables of the Provider payable by Insurers. The Lender hereby irrevocably and unconditionally instructs the Lockbox Bank on each Business Day, to deposit on a daily basis (A) all checks received in the Lender Lockbox into the Lender Lockbox Account, and (B) apply and credit to the Lender Lockbox Account all transfers directed to such account. The Provider agrees and confirms that it has no dominion or control whatsoever over funds held in the Lender Lockbox Account and the Provider hereby disclaims any right of any nature whatsoever to control or otherwise direct or make any claim against the funds held in the Lender Lockbox Account from time to time.

         The Lender hereby directs the Lockbox Bank to transfer from the Lender Lockbox Account on each Business Day, all available funds held in the Lender Lockbox Account to account #910-275-9801 of the Lender at The Chase Manhattan Bank, ABA #021000128.

         2. The Provider Lockbox and the Provider Lockbox Account. (a) The Provider hereby requests the Lockbox Bank to open, and the Lockbox Bank hereby agrees to open, the following post-office box to function as the Provider Lockbox hereunder, under the Receivables Transfer Agreement, and under the Loan
Agreement:


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         Physicians Clinical Laboratory, Inc:
         P.O. Box 450303
         San Francisco, CA   94145-0030
         (the "Provider Lockbox")

The Provider, the Borrower and the Lender hereby agree, and the Lockbox Bank acknowledges; that the Provider Lockbox is being established for the sole purpose of receiving checks, other forms of Collections and any attached EOB's from Governmental Entities on account of Receivables. The Provider Lockbox shall be administered by the Lockbox Bank as agent for the sole benefit of the Provider.

         (b) The Provider hereby requests that Lockbox Bank open, and the Lockbox Bank hereby agrees to open with the Lockbox Bank account #2380012157 (as the "Provider Lockbox Account") for the purpose of (i) depositing checks from Governmental Entities received in the Provider Lockbox, and (ii) receiving wire transfers from Governmental Entities, each on account of Receivables of the Provider payable by Governmental Entities.

         THE PARTIES HERETO HEREBY AGREE AND CONFIRM THAT THE PROVIDER HAS SOLE DOMINION AND CONTROL OVER THE PROVIDER LOCKBOX, THE PROVIDER LOCKBOX ACCOUNT AND ALL FUNDS HELD THEREIN AND EACH PARTY OTHER THAN THE PROVIDER HEREBY DISCLAIMS ANY RIGHT OF ANY NATURE WHATSOEVER TO CONTROL OR OTHERWISE DIRECT OR MAKE ANY CLAIM AGAINST THE FUNDS HELD IN THE PROVIDER ACCOUNT FROM TIME TO TIME, EXCEPT AS PROVIDED IN SECTION 6 BELOW.

         The Provider hereby provides the following standing revocable instruction (the "Standing Revocable Instruction") to the Lockbox Bank:

         On each Business Day, the Lockbox Bank shall (A) deposit all checks received in the Provider Lockbox into the Provider Lockbox Account, (B) apply and credit to the Provider Lockbox Account all transfers directed to such account, and (C) transfer from the Provider Lockbox Account and account #2180024185 all available funds held in account # 2380012157 and account #2180024185 to the Lender Lockbox Account;

provided, however, that such Standing Revocable Instruction is revocable by the Provider at any time and for any reason by the Provider providing written instruction (a "Revocation Order") to the Lockbox Bank, whereupon the within ten Business Days the Lockbox Bank shall follow such Revocation Order and not the Standing Revocable Instruction.

         3. Access to the Lockboxes. (a) The Lender hereby irrevocably grants the Lockbox Bank access to the Lender Lockbox and the right to withdraw any mail delivered thereto and to open such mail. Any and all checks or other forms of cash deposits withdrawn by the Lockbox


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Bank from the Lender Lockbox shall be deposited by the Lockbox Bank in the
Lender Lockbox Account. Unless otherwise directed by the Lender, all other items withdrawn by the Lockbox Bank from the Lender Lockbox shall be returned to the Provider with a copy to the Lender.

         (b) Until such time as the Lockbox Bank has received a Revocation Order, the Provider hereby grants the Lockbox Bank access to the Provider Lockbox and the right to withdraw any mail delivered thereto and to open such mail. Any and all checks or other forms of cash deposits withdrawn by the Lockbox Bank from the Provider Lockbox shall be deposited by the Lockbox Bank in the Provider Lockbox Account. All other items withdrawn by the Lockbox Bank from the Provider Lockbox shall be returned to the Provider with a copy to the Lender.

         4. Other Duties of the Lockbox Bank; Conflicting Instructions. (a) The Lockbox Bank shall notify the Lender within 48 hours (i) upon the receipt by the Lockbox Bank of any Revocation Order, (ii) upon a request by the Provider to withdraw any funds from the Provider Account, and (iii) upon the imposition or attempted imposition of any Lien, security interest or other encumbrance on any Lockbox or any Lockbox Account.

         (b) In the event the Lockbox Bank receives conflicting requests or instructions from the other parties hereto (except if the Lockbox Bank receives a Revocation Order, which the Lockbox Bank shall follow regardless of conflicting instructions, if any), the Lockbox Bank shall be entitled to exercise its reasonable judgment in acting, suffering or omitting to act under such circumstances, and the Lockbox Bank shall be entitled to refrain from taking any action whatsoever. The Lockbox Bank may also consult with independent legal counsel and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Lockbox Bank hereunder in good faith and in reliance thereon.

         (c) In the event that the Provider becomes subject to voluntary or involuntary proceedings under the U.S. Bankruptcy Code, or if the Lockbox Bank is served with legal process which the Lockbox Bank in good faith believes affects the Collections and/or the Lockbox Accounts, the Lockbox Bank may place a hold on any funds deposited thenceforth in the Lockbox Accounts until such time as the Lockbox Bank receives an appropriate court order or other assurances reasonably satisfactory to the Lockbox Bank that the funds may be disbursed according to the terms of this Agreement. The Lockbox Bank shall immediately provide notice to the Lender of any such hold placed by the Lockbox Bank.

         5. Limitation of Duties; Limitation on Liability. The Lockbox Bank undertakes to perform only such duties as are expressly set forth herein and as set forth in the Lockbox Account Agreement between the Lockbox Bank and the Provider. Notwithstanding any other provision of this Agreement, the parties hereto agree that the Lockbox Bank shall not be liable for any action taken by it or by any of its directors, officers, agents or employees in accordance with this Agreement except for its or their own gross negligence or willful misconduct. In no event shall the Lockbox Bank be liable for (i) losses or delays resulting from force majeure, or other causes beyond the Lockbox Bank's reasonable control; (ii) indirect, special or

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consequential damages; or, (iii) lost profits, or incidental or punitive damages, regardless of the basis of the claim, whether in contract, tort, strict liability or other legal or equitable theory and regardless of whether the Lockbox Bank has been advised of the possibility of such damages.

         6. Indemnity. The Provider agrees to pay, indemnify, and hold the Lockbox Bank harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable legal fees) with respect to the performance of this Agreement by the Lockbox Bank or any of the Lockbox Bank's directors, officers, agents or employees, unless arising from its or their own gross negligence or willful misconduct. The indemnity provided in this paragraph shall extend to any items deposited in the Lockbox Accounts which may be returned or otherwise not collected, and all charges, commissions and fees related thereto (collectively, the "Return Items"). The indemnity provided in this paragraph shall survive the termination of this agreement pursuant to Section 13 below. The Lockbox Bank may debit account #0700489922 of the Provider with the Lockbox Bank for any Returned Items. To the extent there are insufficient funds in account #0700489922 to cover such Returned Items, the Provider shall reimburse the Lockbox Bank for the amount of any such Return Items within three Business Days of the Lockbox Bank's demand for same. If the Provider has not reimbursed the Lockbox Bank for any such Return Items within five Business Days after the Lockbox Bank's demand therefor, the Lockbox Bank may then debit the Lockbox Accounts for the amount of any such Return Items.

         7. Fees. In compensation for the services rendered hereunder, the Lockbox Bank shall be entitled to the fees described in the Lockbox Account Agreement between the Lockbox Bank and the Provider. The Lockbox Bank's fees for all the Lockboxes and the Lockbox Accounts shall be, at the Lockbox Bank's option, debited account #0700489922 of the Provider with the Lockbox Bank or billed directly to the Provider.

         8. Lender Grant Coupled with Interest. The Lender hereby acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and the authorizations granted and covenants made in Sections 1 and 3 are powers coupled with an interest.

         9. Waiver of Right of Set-Off. The Lockbox Bank hereby waives, with respect to all of its existing and future claims against the Borrower, the Provider, the Lender or any Affiliate of any of them, except as provided in
Section 6 above, all existing and future rights of set-off and banker's Liens against the Lender Lockbox, the Provider Lockbox, the Lender Lockbox Account or the Provider Account and all items (and proceeds thereof) that come into its possession in connection with the Lender Lockbox, the Provider Lockbox, the Lender Lockbox Account or the Provider Account.

         10. No Lien. The Lockbox Bank hereby represents, warrants and covenants that as of the date of delivery of this Agreement, it has not received any notice of any claim, Lien,


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security interest or other encumbrance relating to the Lender Lockbox Account or the Provider Account.

         11. Further Assurances. Each of the parties hereto agree to execute such further documents, including, without limitation, forms relating to opening the Lockboxes and the Lockbox Accounts at the Lockbox Bank, as may be necessary, in the reasonable judgment of the Lockbox Bank, to further effectuate the purposes of this Agreement.

         12. Miscellaneous. This Agreement is binding upon the parties hereto and their respective successors and assigns and shall inure to their benefit. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally, but only by an instrument in writing signed by each of the parties hereto. Subject to the Loan Agreement, this Agreement and the Lender's rights and obligations herein shall be assignable by the Lender and its successors and assigns. The Provider and the Borrower hereby acknowledge that the Lender is granting its lenders a security interest in this Agreement and all of the Lender's rights, title and interests hereunder. Any provision of this Agreement which may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

         13. Termination. Upon thirty days' advance written notice to the other parties hereto, this Agreement may be terminated by (i) the Borrower; (ii) the Provider only with the consent of the Lender (which consent shall not be unreasonably withheld); (iii) the Lender; or (iv) the Lockbox Bank. In the event of termination by the Lockbox Bank, the Provider hereby covenants that, within such thirty day notice period, it will (x) enter into a substantially similar depositary account agreement with a successor Lockbox Bank reasonably acceptable to the Lender, and (y) deliver to all Obligors under the Loan Agreement a Notice (as defined in the Receivables Transfer Agreement) with respect to such successor Lockbox Bank.

         14. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and be mailed, transmitted by facsimile, or delivered, as to each party hereto (with a copy of each such notice and other communication to the Lender), at its address set forth below or at such other address as shall be designated by such party in a written notice to the parties hereto. Such notice shall be delivered to:

      if to the Lockbox Bank, to:

       if by overnight courier:               if by mail:

       Union Bank of California, N.A.         Union Bank of California, N.A.
       Att: Commercial Customer Service       Att: Commercial Customer Service -
       1980 Saturn Street                     Corporate Markets
       Monterey Park, CA 91755                P.O. Box 3840


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                                              Los Angeles, CA 90051-3840

       Attention: Corporate Markets
       Facsimile No.: (800) 738-2329
       Telephone No.: (800) 418-6466

      if to the Lender, to:

         Daiwa Healthco-2 LLC
         c/o Lord Securities Corporation
         Two Wall Street
         New York, NY  10005
         Attention: Richard L. Taiano
         Facsimile No.:  (212) 346-9012

      with a copy to:

         Daiwa Securities America Inc.
         Financial Square, 32 Old Slip
         New York, NY  10005-3538
         Attention: Chief Operating Officer
         Telephone No.: (212) 612-6289
         Facsimile No.:  (212) 612-7122

      and with a copy to:

         Kaye, Scholer, Fierman, Hays & Handler, LLP
         425 Park Avenue
         New York, New York  10022
         Attention:  Terry D. Novetsky, Esq.
         Facsimile No.: (212) 836-6490

      if to the Provider, to:

         Physicians Clinical Laboratory, Inc.
         3301 C Street, Suite 100E
         Sacramento, California 95816
         Attention: Wayne Cottrell
         Facsimile No.: (916) 498-6031

      with a copy by facsimile to:

         J. Marvin Feigenbaum
         Facsimile No.: (818) 841-2829


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      if to the Borrower, to:

         Bio-Cypher Funding Corp.
         3301 C Street, Suite 100E
         Sacramento, California 95816
         Attention: Wayne Cottrell
         Facsimile No.: (916) 498-6031

      with a copy by facsimile to:

         J. Marvin Feigenbaum
         Facsimile No.: (818) 841-2829

      with a copy to:

         Jones, Day, Reavis & Pogue
         77 West Wacker
         Chicago, IL 60601
         Attention: Stephen E. Hall
         Facsimile No.: (312) 782-8585

All such notices and communications shall be effective (a) in the case of notice by mail, on the earlier of the date of receipt or five Business Days after being deposited in the mails, first-class postage prepaid, and (b) in the case of notice by facsimile transmission, when sent, in each case respectively addressed as aforesaid.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


         UNION BANK OF CALIFORNIA, N.A.


         By: _____________________________
             Name:
             Title:


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         DAIWA HEALTHCO-2 LLC


         By: _____________________________
             Name:
             Title:



         PHYSICIANS CLINICAL LABORATORY, INC.


         By: _____________________________
             Name:
             Title:



         BIO-CYPHER FUNDING CORP.


         By: _____________________________
             Name:
             Title:




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